EXHIBIT (J)

                        Consent of Deloitte & Touche LLP


INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS' CONSENT

We consent to the references to us under the heading "HighMark Funds Service Providers - Independent Registered Public Accountants" in the Prospectuses and under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Amendment No. 45 to Registration Statement File No. 811-5059, on Form N-1A of HighMark Funds.


/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
January 14, 2005